                 (i) During the term of this Agreement, the Borrower must maintain a minimum current ratio of 1.20 to 1.00 during fiscal year 1997; 1.30 to 1.00 during fiscal year 1998; and 2.00 to 1.00 during fiscal year 1999 and thereafter. For the purposes of this subparagraph, current ratio shall be defined as the ratio of Borrower's current assets (including the unused formula loan availability under the Grid Note, as hereinafter defined) to Borrower's current liabilities (excluding Borrower's liability to the Lender under the Grid Note) as would be shown on each fiscal quarter end and fiscal year end balance sheet of the Borrower prepared in accordance with GAAP;

                 (ii) During the term of this Agreement, the Borrower must maintain minimum working capital of Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000.00) as at June 30, 1996 through December 31, 1996 and Four Million and no/100 Dollars ($4,000,000.00) as at March 31, 1997 through December 31, 1997 and Five Million Five Hundred Thousand and no/100 Dollars ($5,500,000.00) as at March 31, 1998.
                          During fiscal year 1999 and thereafter, the Borrower must maintain a minimum working capital of Seven Million and no/100 Dollars ($7,000,000.00), all as would be shown on the fiscal quarter end and fiscal year end balance sheets of the Borrower prepared in accordance with GAAP. For the purposes of determining working capital, the Borrower's liability to the Bank pursuant to the Grid Note will be excluded, and the Borrower's current assets shall be increased by the Borrower's unused formula loan availability under the Grid Note.

                 (iii) During the term of this Agreement, the Borrower must maintain a total debt to tangible net worth ratio during the first quarter of fiscal year 1997 through the third quarter of fiscal year 1998 of 4.0 to 1.0; at fiscal year end 1998 of 2.75 to 1.0; during the first quarter of fiscal year 1999 through the third quarter of fiscal year 1999 of 4.0 to 1.0; at fiscal
                          year end 1999 and thereafter of 2.75 to 1.00.   For
                          the purposes of this Agreement, debt to tangible net worth ratio shall be defined as the ratio of Borrower's total liabilities (less subordinated debt) divided by the sum of Borrower's tangible net worth plus subordinated debt less the amount of the outstanding principal balance of the notes receivable from the Corporate Guarantor, as would be shown on the fiscal quarter end and fiscal year end balance sheets of the Borrower prepared in accordance with GAAP.

                 (iv) During the term of this Agreement, the Borrower must maintain a minimum debt service coverage ratio during fiscal year 1997 and thereafter of 1.20 to 1.00. For the purposes of this Agreement, debt service coverage ratio will be calculated using the trailing four quarters of Borrower's earnings before interest, taxes, depreciation and amortization minus the Borrower's cash capital expenditures (net of financed capital expenditures) divided by the sum of Borrower's trailing four quarters debt service payments (principal and interest) less funds raised by the Borrower to finance the repayment of indebtedness of the Borrower to CIGNA (in the form of either debt or equity), as would be shown on the fiscal quarter end and fiscal year end balance sheets of the Borrower prepared in accordance with GAAP; and

                 (v) During the term of this Agreement, the Borrower shall be limited to making capital expenditures in the maximum amount of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) during any fiscal year. If required by the terms of the manufacturing agreement between the Borrower and Rubbermaid, for each year during the term of this Agreement, the Borrower must provide evidence, satisfactory to the Bank, that the Borrower has received the consent of Rubbermaid to make capital expenditures exceeding One Million and no/100 Dollars ($1,000,000.00) in said year."


         2. Paragraph 3(g) of the Loan Agreement, as previously amended by Amendment No. 1, is hereby amended to read in its entirety as follows:

         "(g) The Borrower and its Corporate Guarantor will at all times keep proper books of record and account in accordance with GAAP, and the Borrower shall furnish to the Lender:

                 (1) Within one hundred twenty (120) days after the close of each fiscal year, a consolidated and consolidating balance sheet (which must contain a consolidating statement schedule) truly presenting the financial condition of the Corporate Guarantor, the Borrower, and any other subsidiary of the Corporate Guarantor, as of the close of each fiscal year and consolidated and consolidating statements of profit and loss and surplus truly presenting the results of operations of the Corporate Guarantor, the Borrower, and any other subsidiary of the Corporate Guarantor, for such fiscal year, and a statement of changes in financial position, all prepared in accordance with generally accepted accounting principles consistently applied and audited as certified statements by nationally recognized independent certified public accountants acceptable to the Lender;

                 (2) Within one hundred twenty (120) days after the close of each fiscal year, copies of the Borrower's 10K reports as required by SEC;

                 (3) Within sixty (60) days after the close of each fiscal quarter, copies of the 10Q reports of the Corporate Guarantor, as required by SEC;

                 (4) Within thirty (30) days after the close of each calendar month, a compiled statement of financial position truly presenting the financial condition of the Borrower as of the close of said calendar month and compiled statements of operations and retained earnings truly presenting activities of the Borrower for said calendar month, prepared by the Borrower and/or the Corporate Guarantor (but certified by the chief financial officer of the Corporate Guarantor) in accordance with generally accepted accounting principles consistently applied;

                 (5) Simultaneously with each delivery to the Lender of the annual audited reports referenced to subparagraph
                          (1) above, a certificate of the independent certified public accountants who certified said annual reports stating that in making the examination necessary to said certification of the annual reports, that they have obtained no knowledge of any default by the Borrower or the Corporate Guarantor in the performance of any of the covenants, conditions, agreements or warranties under this Agreement, the Note, any Instrument of Collateral Security delivered in connection herewith, the $6,000,000.00 Restated Promissory Note (Revolving Line of Credit) of the Borrower to the Lender dated August 13, 1996 (the "Grid Note"), the Secured Revolving Line of Credit Agreement dated April 18, 1990 between the Borrower and the Lender, as amended (the "Line of Credit Agreement"), a $1,000,000.00 Promissory Note of the Borrower to the Lender dated July 19, 1994 (the "$1,000,000.00 Note"), the Loan and Security Agreement dated July 19, 1994 between the Borrower and the Lender concerning the $1,000,000.00 Note (the "Loan and Security Agreement") and/or any other note or loan document from the Borrower to the Lender, or any amendments, modifications, extensions or renewals of any of the foregoing; or if they shall have obtained knowledge of any such default, the nature thereof;

                 (6) With reasonable promptness upon the written request of the Lender, such further information regarding the business affairs and financial condition of the Borrower and its Corporate Guarantor as the Lender may reasonably request;

                 (7) Simultaneously at the time they are so furnished, a copy of all statements and reports furnished to stockholders of the Borrower and its Corporate Guarantor;

                 (8) Within sixty (60) days of the after the close of each fiscal quarter, a certificate signed by the Chief Financial Officer of the Borrower and the Corporate Guarantor stating that to the best of their knowledge and belief, the Borrower and the Corporate Guarantor have fulfilled all of their obligations under this Agreement and the Instruments of Collateral Security identified herein, the Line of Credit Agreement, the Loan and Security Agreement, the Note, the $1,000,000.00 Note and the Grid Note, and that neither the Borrower nor the Corporate Guarantor, upon the date of such certificate or at any time since the date of the last certificate, is in default under any provision of this Agreement or the Instruments of Collateral Security identified herein, the Line of Credit Agreement, the Loan and Security Agreement, the Note, the $1,000,000.00 Note or the Grid Note; and that said Chief Financial Officer has no knowledge of any condition or event that, except for notice or the passage of time or both, would constitute an event of default under any provision of this Agreement or the Instruments of Collateral Security identified herein, the Line of Credit Agreement, the Loan Agreement, the Note, the $1,000,000.00 Note or the Grid Note (a "Default Condition") - or if they shall have knowledge of such default or default condition, the nature and specifics thereof;

                 (9) Within thirty (30) days after the close of each calendar month, account receivable aging reports concerning the Borrower, in form acceptable to the Lender;

                 (10) Within sixty (60) days after the close of each fiscal quarter, a compliance letter acknowledged by the Chief Financial Officers of both the Borrower and its Corporate Guarantor concerning those financial covenants referenced in paragraph 3(d) hereof, in form acceptable to the Lender; and

                 (11) The Borrower certifies that as of the date of this Agreement, the Borrower currently owns 423 print cylinders currently in use in connection with the production of product for Rubbermaid Incorporated and 214 print cylinders which are not currently used in production. In addition, the Borrower is currently using in production 190 additional print cylinders owned by Rubbermaid Incorporated. A detailed list of the aforementioned cylinders is attached hereto as Exhibit "A" and made a part hereof. Within forty-five (45) days after the close of each fiscal year, the Borrower shall submit to the Bank a detailed summary of all print cylinders owned by the Borrower and used in production, owned by the Borrower and not used in production and owned by Rubbermaid Incorporated and used in production."

         3. The Borrower and the Corporate Guarantor hereby warrant and covenant to the Lender that as of the date of this Agreement there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Note, the Grid Note, the $1,000,000.00 Note, the Loan Agreement, as previously amended by Amendment No. 1, any Instrument of Collateral Security, the Environmental Agreement, the Line of Credit Agreement or the Loan and Security Agreement or any of the documents executed in connection herewith or therewith or the obligations represented or evidenced hereby or thereby.

         4. Except as expressly modified hereunder, all the remaining terms and conditions of the Loan Agreement, as previously modified by Amendment No. 1, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have caused this instrument to be duly executed as of the day and year first above written.

                                              DECORA, INCORPORATED d/b/a
                                              DECORA MANUFACTURING


                                              By:  ________________________
                                              Name:  ______________________
                                              Title: ______________________


                                              DECORA INDUSTRIES, INC.


                                              By:  ________________________
                                              Name:  ______________________
                                              Title: ______________________


                                              FLEET BANK


                                              By:  _________________________
                                                   James M. Marini
                                                   Vice President